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As filed with the Securities and Exchange Commission on August 1, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MANUFACTURERS' SERVICES LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3258036 (I.R.S. Employer Identification No.)
300 BAKER AVENUE, SUITE 106 CONCORD, MASSACHUSETTS 01742 (978) 287-5630 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
2000 EQUITY INCENTIVE PLAN (Full Title of the Plans)
ROBERT C. BRADSHAW 300 BAKER AVENUE, SUITE 106 CONCORD, MASSACHUSETTS 01742 (978) 287-5630 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	335,832 shares	$4.73(2)	$1,586,806(2)	$128.37

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 25, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

        The Registrant is filing this Registration Statement on Form S-8 to register additional shares of its Common Stock, $0.001 par value per share, which have been authorized for issuance under the Manufacturers' Services Limited 2000 Equity Incentive Plan, as amended. In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-90270), as filed with the Securities and Exchange Commission on June 11, 2002, are hereby incorporated in this Registration Statement by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts, on this 1st day of August, 2003.

MANUFACTURERS' SERVICES LIMITED
By:	/s/ ALBERT A. NOTINI Albert A. Notini Chief Financial Officer and Executive Vice President

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Manufacturers' Services Limited, hereby severally constitute and appoint Robert C. Bradshaw, Albert A. Notini, and Alan R. Cormier, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Manufacturers' Services Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT C. BRADSHAW Robert C. Bradshaw	Chairman of the Board and Director, Chief Executive Officer and President (Principal Executive Officer)	August 1, 2003
/s/ ALBERT A. NOTINI Albert A. Notini	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 1, 2003
/s/ RICHARD J. GAYNOR Richard J. Gaynor	Vice President and Corporate Controller (Principal Accounting Officer)	August 1, 2003

/s/ ROBIN ESTERSON Robin Esterson	Director	August 1, 2003
/s/ KARL WYSS Karl Wyss	Director	August 1, 2003
/s/ WILLIAM WEYAND William Weyand	Director	August 1, 2003
/s/ DERMOTT O'FLANAGAN Dermott O'Flanagan	Director	August 1, 2003
/s/ CURTIS S. WOZNIAK Curtis S. Wozniak	Director	August 1, 2003
/s/ JOHN P. CUNNINGHAM John P. Cunningham	Director	August 1, 2003

INDEX TO EXHIBITS

Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, filed on February 4, 2000).
4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, filed on February 4, 2000).
5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of attorney (included on the signature pages of this registration statement)

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STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS